Exhibit 99.01

Investview (“INVU”) iGenius Subsidiary Reports Strong Record Growth Trend in First Quarter

Eatontown, NJ, July 8th, 2021 (GLOBE NEWSWIRE) — Investview, Inc. (OTCQB: INVU), through its subsidiary and global distribution network iGenius delivers an ecosystem of leading-edge financial technologies, services, and research that enable educated participation in blockchain, AI, DeFi, and the global markets, reports strong record growth trend for iGenius in the First Quarter.

“This was an all-around highly successful quarter for iGenius. During the quarter, our strategies led to strong global customer demand for our high-quality financial education tools, research, and digital asset technology products. We also offered various incentives and promotions that were well received and contributed meaningfully to sales and customer growth for the quarter.” said Joe Cammarata, CEO.

Investview, through our subsidiary iGenius, remains tightly focused on our mission of making financial technology advances available to the masses, with our most recent product and education introduction of NDAU the world’s first adaptive digital currency, continues to be a key driving force behind the company’s continued growth trend” added Cammarata.

Applications such as Robinhood and Coinbase are creating millions of self-directed investors looking to capitalize on the equities and crypto markets. Many of these investors are inexperienced and seek reliable education and training.

iGenius leverages a worldwide distribution network to provide financial education, technology, and tools designed to help self-directed retail investors succeed in the markets. With subscribers in over 100 countries worldwide, iGenius gives individuals access to knowledge that is typically only available to the wealthy.

iGenius Operation: Growth Trend

Since Investview launched iGenius in January 2021, the growth has been tremendous.

●	Gross revenue in June is an estimated $5M compared to $1.7M in January representing nearly 185% growth.
●	Gross subscription revenue in June is an estimated $2.2M compared to $1.1M in January representing a 100% increase.

●	There were an estimated 3,970 new members added in June compared to 2,938 in January representing a 35% increase.
●	Total iGenius memberships are up an estimated 64% since January

Note: The numbers included in this release are initial estimated results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

According to iGenius President, Chad Garner, customer retention is another key indicator of the value of the iGenius platform. He said,

“The way people invest, manage, and exchange money is different than it was 5 years ago. Self-directed investing, blockchain, cryptocurrency, and online payment systems like Venmo are just a few examples of how new financial technologies have disrupted the old way of doing things. iGenius provides crucial access to education and tools that allow members to stay on the cutting edge of these changes. While we believe that our platform can help anyone capitalize on these changes, we recognize how easy it is for a new investor to get discouraged and quit as they learn a new skill. iGenius has been able to maintain retention metrics that are well above industry benchmarks by teaching our members that investing is a marathon, not a sprint. Our members learn that it takes continued and consistent effort to start building long term wealth.”

iGenius member, Miguel Vees Raposo shared his story about how the iGenius education platform changed his life.

“It was important for me to find a company that reflected the same morals that I was brought up with. iGenius gave me the right information to change my situation.”

(View Miguel’s full testimonial here: https://www.youtube.com/watch?v=biQFsW4ytVs )

iGenius continues to add education and services to its platform with a dedication to providing self-directed investors access to life changing information and products typically only made available to large institutions.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview marries the latest innovations in technology to drive global FINTECH solutions.

For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308
Email: pr@investview.com